Investor Information

Celanese Corporation
Investor Relations
1601 West LBJ Freeway
Dallas, Texas 75234-6034

Mark Oberle
Phone: +1 972 443 4464
Fax: +1 972 332 9373
mark.oberle@celanese.com
Celanese Corporation Presents Strategy for Earnings Growth and 2007 Outlook at Investor Conference
DALLAS, December 13, 2006 — Celanese Corporation (NYSE: CE), a global hybrid chemical company, will present its business strategy for earnings growth and 2007 outlook at its investor conference today at 8:30 a.m. in New York. The conference, hosted by David N. Weidman, president and chief executive officer, will be webcast live on www.celanese.com.
“By successfully executing our strategies, we have transformed Celanese into an integrated company with leading franchises and impressive global positions,” Weidman said. “We are excited about our tremendous progress in positioning Celanese as a premier global chemical company with significant earnings growth potential.”
Celanese announced strategies to improve its earnings profile and achieve between $300 million and $350 million in additional operating EBITDA growth between 2007 and 2010:
•	Expansion in Asia — Celanese will enhance its substantial position in Asia with the development of its Nanjing, China integrated chemical complex and continued growth of its strategic Asian affiliates. By 2010, the company expects to generate approximately 45% to 55% of its total earnings in this growing region.

•	Revitalization — Revitalization efforts have yielded significant savings and an increased earnings profile for the company’s Acetate Products business. Additionally, Acetate Products is expected to benefit from the impact of the company’s pending acquisition of Acetate Products Limited (APL). By 2010, Acetate Products expects continued strong earnings growth resulting in an annual operating EBITDA of approximately $220-$230 million, an increase of between $60 million and $100 million from its previous outlook. Building on Acetate Products’ successful efforts, the company will pursue additional revitalization opportunities in its emulsions and polyvinyl alcohol businesses.

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•	Innovation — The company plans to drive growth more than two times global gross domestic product in its Ticona business through 2010. With continued penetration in the automotive market and 8% average annual growth since 2000 in non-automotive markets, Ticona expects to increase its annual operating EBITDA profile by at least $100 million.

•	Organic Growth — The company’s chemical complex in Nanjing, with expected annual incremental revenue of between $600 million and $700 million by 2010, will drive organic growth in its acetyls, emulsions and engineered polymer businesses. In total, the company’s organic growth is expected to deliver approximately $150 million in incremental annual operating EBITDA.

•	Balance Sheet — Supported by strong cash generation and its efficient use, the company has identified significant earnings growth opportunities in its current capital structure. The company expects to generate more than $400 million of free cash flow in both 2006 and 2007, excluding the net proceeds of the previously announced divestiture of the oxo-alcohol businesses and the pending acquisition of APL. During the conference, the company will discuss priorities for using cash to increase shareholder value.

•	Operational Excellence — With a six-year track record of execution and a performance-based culture, Celanese will continue to make productivity improvements to more than offset inflation. The company is on track to meet its $400 million initial public offering productivity commitments by 2007.
Celanese also announced a realignment of its businesses and associated leadership to drive strategic growth. The company has organized its businesses into three groups: Advanced Engineered Materials, Consumer and Industrial Specialties, and Acetyl Intermediates.
“This business alignment supports our earnings growth objectives and groups Celanese businesses with similar dynamics and growth opportunities,” Weidman said.
•	Advanced Engineered Materials

Advanced Engineered Materials (AEM), led by Lyndon Cole, includes the company’s Ticona technical polymers businesses and its engineered polymers equity affiliates. These businesses are positioned to drive earnings growth more than two times the global gross domestic product through 2010. With portfolio enhancement and global leading positions, AEM is targeting automotive growth driven by market penetration and substitution. Earnings growth in non-automotive areas will result from translation and application development as well as improved product offerings that meet customer needs. Overall, the company expects to increase the operating EBITDA profile of this group by $100 million.

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•	Consumer and Industrial Specialties

Consumer and Industrial Specialties (CIS) includes the company’s Acetate Products business and the Industrial Specialties businesses of emulsions and polyvinyl alcohol products, led by Doug Madden. Emulsions and polyvinyl alcohol products, formerly associated with the Chemical Products segment, are now aligned with CIS to increase transparency and provide more detailed information on business performance. CIS also includes the Performance Products business, led by Eckart von Haefen. As specialty derivatives of acetyls, CIS businesses have similar consumer and end-use dynamics. Earnings growth for CIS will be bolstered by continued revitalization of the Acetate and Industrial Specialties businesses, as well as the company’s pending acquisition of APL. Collectively, CIS businesses target annual earnings growth totaling more than $100 million by 2010.

•	Acetyl Intermediates

Acetyl Intermediates, led by John O’Dwyer, is comprised of intermediate chemicals including acetic acid, vinyl acetate monomer (VAM) and acetic anhydride. As an industry leader, Acetyl Intermediates is building on its advantaged feedstock positions, leading technology, and favorable industry structure to drive growth through 2010. The company’s Nanjing complex is on track to contribute between $600 million and $700 million of total annual revenue by 2010. Acetyl Intermediates will account for $500 million of this revenue growth as well as $100 million of additional operating EBITDA. The company also continues to pursue additional growth opportunities in acetic acid and VAM. Demand for acetyl products remains strong and limited capacity additions are expected to enter the market. The company updated its outlook with an expected favorable acetyl supply/demand balance through 2009.
The company’s full-year 2006 guidance range for adjusted earnings per share remains between $2.70 and $2.80, or between $2.45 and $2.55 on a pro-forma basis adjusted for the oxo-alcohol divestiture. This guidance is at the upper end of original estimates for 2006 and includes benefits from lower raw material costs, volume growth in Europe for Ticona products and continued strong demand for acetyl products.
The company expects adjusted earnings per share in 2007, excluding the oxo-alcohol business, to be between $2.60 and $2.90, with an estimated tax rate of 28%, and operating EBITDA to be between $1,130 million and $1,200 million. Earnings in 2007 are expected to reflect increased market penetration and volume for Advanced Engineered Materials, strong earnings growth in Consumer and Industrial Specialties, and favorable supply/demand with above market growth for Acetyl Intermediates.

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This conference will be available by webcast on www.celanese.com or by phone at the following numbers:
Analyst Dial-in Number: 866.383.8009
Secondary Dial-in Number: 617.597.5342
Participant Passcode: 81967455
A replay of the conference call will be available on demand from 10:30 a.m. Central Time/11:30 a.m. Eastern Time on December 13, until 11 p.m. Central Time/midnight Eastern Time on December 20, at the following numbers:
Primary Replay Number: 888-286-8010
Secondary Replay Number: 617-801-6888
Passcode: 50182611
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $6.1 billion in 2005, with approximately 60% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 9,300 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP
This release and accompanying documents reflect three performance measures, operating EBITDA, adjusted earnings per share and net debt as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; and for net debt is total debt.
Use of Non-U.S. GAAP Financial Information
•	Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants.

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•	Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

•	Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s capital structure. Our management and credit analysts use net debt to evaluate the company’s capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.